AMENDED AND RESTATED

BY-LAWS

OF

AMETRINE CAPITAL, INC.

(A Delaware Corporation)

As Adopted by the Board of Directors on December 13, 2010

ARTICLE I
OFFICES

SECTION 1.  PRINCIPAL OFFICE.  The principal office of the corporation shall be in the City of Wilmington, State of Delaware.

SECTION 2.  OTHER OFFICES.  The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

ARTICLE II
SHAREHOLDERS

SECTION 1.  ANNUAL MEETING.  The annual meeting of the shareholders of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware, and on such date in each calendar year as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.  A failure to hold the annual meeting on the date so fixed or to elect a sufficient number of directors to conduct the business of the Corporation, shall not work a forfeiture or give cause for dissolution of the Corporation, except as provided by the Delaware General Corporation Law.

SECTION 2.  SPECIAL MEETINGS.

(a)  A special meeting of stockholders may be called at any time by the Board of Directors, its Chairman, the Executive Committee or the President.

(b) The President or the Secretary shall call a special meeting upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of at least 10% of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day.  The shareholders requesting such action must also provide all of the information that would be required to be included in a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

SECTION 3.  NOTICE OF MEETINGS.  The notice of all meetings shall be in writing, shall state the place, date and hour of the meeting, and, unless it is the annual meeting, shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of such other business as may properly come before the meeting, and shall state the purpose or purposes of the meeting if any other action is to be taken at such annual meeting which could be taken at a special meeting.  The notice of a special meeting shall state the purpose or purposes for which the meeting is called.  If the Board of Directors shall adopt, amend, or repeal a by-law regulating an impending election of directors, the notice of the next meeting for the election of directors shall contain the statements prescribed by law.  If any action is proposed to be taken which would, if taken, entitle the shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by any notice that may be required by the Delaware General Corporation Law or an outline of its material terms.  A copy of the notice of any meeting of shareholders shall be served either personally or by first-class mail, not fewer than ten days nor more than sixty days before the date of the meeting, provided, however, that a copy of such notice may be given by third-class mail not fewer than twenty-four nor more than sixty days before the date of the meeting, to each shareholder at his record address or at such other address as he may have furnished by request in writing to the Secretary of the Corporation.  An affidavit of the Secretary or other person giving the notice or of a transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated.  If a meeting is adjourned to another time or place and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.  Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, before or after the meeting.  The attendance of a shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

SECTION 4.  QUORUM.   Shares representing one-third of the votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by the Delaware General Corporation Law and the Certificate of Incorporation.  In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed 30 days.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting as originally noticed.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 5.  PRESIDING OFFICER.  Meetings of the shareholders shall be presided over by the President, or, if he is not present, by a Vice-President, or if neither the President nor a Vice-President is present, by a chairman to be chosen at the meeting.  The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

SECTION 6.  VOTING: RECORD DATE; LIST OF SHAREHOLDERS; PROXIES; INSPECTORS.  Every shareholder entitled to vote at any meeting may so vote by proxy and shall be entitled to one vote for each share entitled to vote and held by him. At all elections of directors the voting may, but need not, be by ballot, and a plurality of the votes cast thereat shall elect.  Except as otherwise required by law, or by the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may set a date, which may not be prior to the close of business on the day the record date is fixed, as the record date for any such determination of shareholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed, the record date for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose, other than that specified in the preceding clause, shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.  When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this paragraph for the adjourned meeting.

A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation, or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat, or prior thereto, of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be the shareholders entitled to vote thereat may vote at such meeting.

Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the shareholder or his attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Delaware General Corporation Law.

The Board of Directors, in advance of any meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting or of any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.  No director or candidate for the office of director shall act as inspector of an election of directors.  Inspectors need not be stockholders.  Each inspector shall be entitled to reasonable compensation for his services, to be paid by the Corporation.

SECTION 7.  ACTION WITHOUT MEETING.  Except as otherwise provided by statute or the Certificate of Incorporation, whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a vote of shareholders at a duly convened meeting and any certificate with respect to the authorization or taking of any such action which is to be delivered to the Department of State (of Delaware or any equivalent office of any other applicable state) shall recite that the authorization was by written consent.

When there are no shareholders of record, such action may be taken on the written consent signed by a majority in interest of the subscribers for shares whose subscriptions have been accepted or their successors in interest or, if no subscription has been accepted, on the written consent signed by the incorporator or a majority of the incorporators.  When there are two or more incorporators, if any dies or is for any reason unable to act, the other or others may act.  If there is no incorporator able to act, any person for whom an incorporator was acting as agent may act in his stead, or if such other person also dies or is for any reason unable to act, his legal representative may act.

SECTION 8.  MEANING OF "SHAREHOLDERS".  As used herein in respect of the right to notice of a meeting of shareholders, or to a waiver thereof, or to participate or vote thereat, or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "shares" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of an outstanding share or shares, when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares, or upon which or upon whom the Delaware General Corporation Law confers such rights, notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

ARTICLE III
DIRECTORS

SECTION 1.  ROLE OF DIRECTORS; AGE REQUIREMENT; NUMBER.  The business of the Corporation shall be managed by its Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Certificate of Incorporation or these By-Laws.  The use of the phrase "entire Board of Directors" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

Each director shall be at least eighteen (18) years of age.  A director need not be a shareholder, a citizen of the United States, or a resident of the State of Delaware.  The number of directors constituting the entire Board of Directors shall be at least one (1).  The initial Board of Directors shall be composed of one (1) director.  The number of directors may be increased or decreased from time to time by action of the Board of Directors or of the shareholders, provided that any action of the Board of Directors to effect such increase or decrease shall require the vote of a majority of the entire Board of Directors. No decrease shall shorten the term of any incumbent director.

SECTION 2.  TERM; VACANCIES.  The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their respective successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum exists.  Nothing in this paragraph shall affect any provision of the certificate of incorporation which provides that such newly created directorships or vacancies shall be filled by vote of the shareholders, or any provision of the certificate of incorporation specifying greater requirements as permitted by law.

SECTION 3.  QUORUM AND VOTING.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the vote of a majority of the directors present at the time of the vote at a meeting duly assembled, a quorum being present at such time, shall be the act of the Board of Directors.

SECTION 4.  MEETINGS.  Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors.  Special meetings may be held at any time upon the call of the Chairman of the Board, if any, or of the President or any Vice-President or the Secretary or any director by written notice personally served upon, or by telegraphic or telecopy notice sent to, each director not less than one day before such meeting or by written notice mailed to each director not less than five days before the date of such meeting.  A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting is held.  Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors.  Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after a meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.  The notice of any meeting need not specify the purpose of the meeting, and any and all business may be transacted at such meeting.  The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors, and in his absence or inability to act, the President shall preside, and in his absence or inability to act, such person as may be chosen by the meeting shall preside.  Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

SECTION 5.  ACTION BY CONSENT.  Notwithstanding any other provision of these By-Laws, any action required or permitted to be taken by the Board of Directors, the Executive Committee or any other committee of the Board of Directors designated pursuant to these By-Laws, may be taken without a meeting if all the members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 6.  REMOVAL OF DIRECTORS.  Subject to the provision of the Delaware General Corporation Law, (a) at any special or regular meeting of the shareholders duly called as provided in these By-Laws, any director or directors may be removed from office by vote of the shareholders, either with or without cause, and his successor or their successors may be elected at such meeting or thereafter at a duly called meeting for that purpose and (b) one or more directors may be removed for cause by the Board of Directors subject to the limitations of Section 702 of the Delaware General Corporation Law.

SECTION 7.  COMPENSATION.  Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

SECTION 8.  COMMITTEES.  By resolution adopted by a majority of the entire Board of Directors, the directors may designate from their number two or more directors to constitute one or more committees of the Board, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by law.  A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, to designate alternate members of, or to discharge any such committee.

SECTION 9.                      PROCEDURAL REQUIREMENTS FOR NOMINATION OF DIRECTORS BY SHAREHOLDERS.

(a)           Annual Meetings of Shareholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any shareholder of the Corporation who (i) was a shareholder of record of the Corporation, holding at least 3% (either individually or collectively as a group) of the Corporation’s voting securities for a period of at least three years at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 9 as to such business or nomination.  Clause (C) of the preceding sentence shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2)           Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 9, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the date announced by the Corporation as to the date by which Shareholder Proposals must be received as required by any announcement made by the Corporation in any other report filed by the Corporation with the Securities Exchange Commission) (the “Shareholder Proposal Notice Date”).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(3)           To be in proper form, a shareholder’s notice delivered pursuant to this Section 9 must set forth:

(A)           As to each person, if any, whom the shareholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(B)           If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(C)           As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's immediate family sharing the same household, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination, and (vi) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the shareholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation, and/or agreement (in the forms provided by Secretary (and which will be provided upon request)) regarding the background and qualification of such person, the background of any other person or entity on whose behalf the nomination is being made, and any commitment or agreement such person has entered into with respect to how he will act or vote on any issue or question.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 9 shall be updated by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

ARTICLE IV
OFFICERS

SECTION 1.  ELECTION.  The Board of Directors of the Corporation, promptly after the election thereof held in each year, may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper.  Any two or more offices may be held by the same person. The President may, but need not, be chosen from among the directors.  The Chairman of the Board of Directors, if any, shall be chosen from among the directors.

SECTION 2.  TERM.  The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause at any time by the Board of Directors.  Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.  A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 3.  DUTIES.  The officers of the Corporation shall each have such powers and duties as are set forth in these By-Laws and as generally pertain to their respective offices, and as from time to time may be conferred upon them by the Board of Directors.  The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.  The President shall be the chief executive officer of the Corporation and shall have the general management and superintendence of the affairs of the Corporation, subject to direction of the Board of Directors.  He shall preside at all meetings of the shareholders and, in the absence or disability of the Chairman of the Board of Directors, or if there be no Chairman, shall preside at all meetings of the Board of Directors.  The Secretary shall keep the minutes of meetings of the Board of Directors and of the shareholders, shall be the custodian of the records and of the seal of the Corporation, shall attend to all correspondence, and shall perform other duties incidental to such office.  The Treasurer shall have care and custody of the funds and securities of the  corporation, shall keep complete and accurate books of account and financial records of the Corporation, shall render financial reports to the Board of Directors and the shareholders, and shall perform other duties incidental to such office.  The Vice-President or Vice-Presidents, the Assistant Secretary or Assistant Secretaries, the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities if there are more than such officers, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer, respectively.

SECTION 4.  COMPENSATION.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his supervision.

SECTION 5.  DELEGATION OF DUTIES.  Unless otherwise ordered by the Board of Directors, the President, or, in the event of his inability to act, the Vice-President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the  corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE V
INDEMNIFICATION

The Corporation shall indemnify any person made, or threatened to be made, a party to an action other than one by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or his testator or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph shall be made in respect of (1) threatened action, or a pending action which is settled or otherwise disposed of, unless a majority of the directors who are not parties to such action, or if there are no such directors or if such directors so direct, independent legal counsel in a written opinion, or the stockholders, determine that the person has met the applicable good faith standard of conduct, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.  The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director, or officer, of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or his testator or intestate is or was a director or officer of the Corporation, or served such other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.  The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as set forth in the Delaware General Corporation Law.

No provision of this Article V shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willfulness misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE VI
CERTIFICATES REPRESENTING SHARES

SECTION 1.   CERTIFICATES FOR SHARES.

(a)           Subject to the provisions of the Colorado Business Corporation Act, the shares of the Corporation shall be evidenced by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares evidenced by a certificate until such certificate is surrendered to the Corporation.

(b)           Every holder of one or more shares of the Corporation is entitled, at the option of the holder, to a share certificate, or a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and the class of shares held as shown on the securities register.  Any certificate shall be signed in accordance with these by-laws and need not be under corporate seal.  Certificates may be manually countersigned by at least one director or officer of the Corporation or by or on behalf of a registrar or transfer agent of the Corporation.  Subject to the provisions of the Act, the signature of any signing director, officer, transfer agent or registrar may be printed or mechanically reproduced on the certificate.  Every printed or mechanically reproduced signature is deemed to be the signature of the person whose signature it reproduces and is binding on the Corporation.  A certificate executed as set out in this section is valid even if a director or officer whose printed or mechanically reproduced signature appears on the certificate no longer holds office as of the date of the issue of the certificate.

(c)           Where interest of a holder of stock of the Corporation is evidenced by a certificate or certificates, such certificate shall be in such form as the Board of Directors may from time to time prescribe. Each such certificate shall be signed by or in the name of the Corporation, by the Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of, or all of, the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2.  FRACTIONS OF SHARES.  The Corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Delaware General Corporation Law which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

SECTION 3.  REPLACEMENT OF SHARES.  No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

SECTION 4.  GENERAL REGULATION.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 5.  TRANSFER OF SHARES.

(a)           Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Certificate of Incorporation or authorized therein, shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

(b)           Notwithstanding the foregoing, the transfer of a share may only be registered in the Corporation’s securities register upon:

(1)           Presentation and surrender of the certificate representing such share with an endorsement, which complies with the rules and regulations established with respect thereto by the Corporation or any transfer agent and registrar appointed by the Corporation, made on the certificate or delivered with the certificate, duly executed by an appropriate person as provided by such rules and regulations, together with reasonable assurance that the endorsement is genuine and effective, upon payment of all applicable taxes and in any reasonable fees prescribed by the Board; or

(2)           In the case of shares electronically issued without a certificate, upon receipt of proper transfer instructions from the registered holder of the shares, a duly authorized attorney of the registered owner of the shares or an individual presenting proper evidence of succession, assignment or authority to the transfer of the shares.

(c)           As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any shares as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE VIII
CORPORATE SEAL

The Corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of said corporate seal.

ARTICLE IX
GENERAL

SECTION 1.  FINANCIAL INFORMATION.  The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

SECTION 2.  BOOKS AND RECORDS.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the Corporation in the State of Delaware or at the office of the transfer agent or registrar, if any, in said state, or at such other office as may be determined by the Board of Directors, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof.  Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

SECTION 3.  ARTICLES AND SECTION HEADINGS IN BYLAWS.  The article and section headings in these By-Laws are used for the purpose of convenience only, and are meant to have no effect whatsoever upon the interpretation of the By-Laws.

ARTICLE X
REIMBURSEMENT OF CORPORATION

Any payments made to or on behalf of an officer of the Corporation such as salary, commission, bonus, interest, rent, travel, entertainment or other expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the extent of such disallowance.  It shall be the duty of the Directors as a Board to enforce payment of each such amount disallowed.  In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE XI
AMENDMENTS

The shareholders entitled to vote in the election of directors may amend or repeal the By-Laws and may adopt new By-Laws. Except as otherwise required by law or by the provisions of these By-Laws, the Board of Directors may also amend or repeal the By-Laws and adopt new By-Laws, but By-Laws adopted by the Board of Directors may be amended or repealed by the shareholders.